MALONE & BAILEY, PC
CERTIFIED PUBLIC ACCOUNTANTS



July 27, 2005

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  East Delta Resources Corp.

Gentlemen,

We have read paragraphs 1 - 4 of Item 4.02 included in the Form 8-K dated July 27, 2005 and are in agreement with the statements contained in paragraphs 1 - 4.

Sincerely,


MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas










                            Registered Public Company Accounting Oversight Board American Institute of Certified Public Accountants, SEC Practice Section
                                   Texas Society of Certified Public Accountants


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